Unsecured Promissory Note

(Installment Payments)

Date: April 16, 2015

Borrower: Raj Shah

3140 Deering Bay Drive

Naperville, IL 60564

(“Borrower”)

Lender: REGULUS Corporation

423 Main Street, 2nd Floor

Rockland, ME 04841

(“Lender”)

I. Promise to Pay

Borrower agrees to pay Lender the total amount of $35,000, together with interest payable on the unpaid principal at the rate of 1% per annum.

Payment will be delivered to Lender via wire transfer or other address mutually agreed upon both parties.

If payments are made timely all interest shall be waived.

II. Payment

The amount owed under this Promissory Note will be paid in two equal installment of $17,500.

All payments shall be first applied to interest and the balance to principal.

1. First payment no later than 15 days from the execution of this Note.

2. Second Payment shall be due within 120 days from execution of this note.

a. If Borrower terminates the Independent Contractor Agreement any time prior to the

120 day anniversary (date of signing) per Section II. 2., this Note shall terminate and no further payment is due pursuant to Section II. 2.

III. Additional Costs

In case of default in the payment of any principal or interest of this Promissory Note, Borrower will pay to Lender such further amount as will be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. These costs will be added to the outstanding principal and will become immediately due.

IV. Transfer of the Promissory Note

Borrower hereby waives any notice of the transfer of this Note by Lender or by any subsequent holder of this Note, agrees to remain bound by the terms of this Note subsequent to any transfer, and agrees that the terms of this Note may be fully enforced by any subsequent holder of this Note.

V. Amendment; Modification; Waiver

No amendment, modification or waiver of any provision of this Promissory Note or consent to departure therefrom shall be effective unless by written agreement signed by both Borrower and Lender.

VI. Successors

The terms and conditions of this Promissory Note shall inure to the benefit of and be binding jointly and severally upon the successors, assigns, heirs, survivors and personal representatives of Borrower and shall inure to the benefit of any holder, its legal representatives, successors and assigns. ·

Vll. Breach of Promissory Note

No breach of any provision of this Promissory Note shall be deemed waived unless it is waived in writing. No course of dealing and no delay on the part of Lender in exercising any right will operate as a waiver thereof or otherwise prejudice Lender's rights, powers, or remedies. No right, power, or remedy conferred by this Promissory Note upon Lender will be exclusive of any other rights, power, or remedy referred to in this Note, or now or hereafter available at law,

in equity, by statute, or otherwise.

VIII. Governing Law

The validity, construction and performance of this Promissory Note will be governed by the laws of Florida, excluding that body of law pertaining to conflicts of law. Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest. demand and diligence.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this agreement in its entirety.

Borrower Signature:	/s/Raj Shah
Raj Shah

Lender Signature:	/s/David F. Emery
REGULUS Corp.